Exhibit 99.1
news release
www.pplnewsroom.com

Contacts:	For news media: Ryan Hill, 610-774-4033 For financial analysts: Andy Ludwig, 610-774-3389

PPL to Provide Update on Significant Progress Being Made as the New PPL:
A Premier U.S. Regulated Utility

Company to Host Conference Call and Webcast on Wednesday, Jan. 11

ALLENTOWN, Pa. (Jan. 3, 2023) — PPL Corporation (NYSE: PPL) will host a conference call and webcast on Wednesday, Jan. 11, at 11 a.m. Eastern Time to provide an update to its capital investment plans, cost savings initiatives and business outlook as the company continues to execute its vision following PPL’s strategic repositioning into a premier U.S. regulated utility. Following the call, PPL’s executive team will be meeting with investors at the annual Evercore ISI utility conference on Jan. 12 and 13 in Palm Beach, Florida.

“As we execute on our mission to provide safe, reliable, affordable and sustainable energy, we are more confident than ever in our ability to deliver premium growth and create value,” said PPL President and Chief Executive Officer Vince Sorgi. “Our recent proposals in Kentucky and Rhode Island to invest in critical infrastructure for our customers are a few of the many proof points of the progress we are making to drive our vision for the new PPL. We look forward to sharing more of our progress.”

The conference call will be webcast live, in audio format, along with slides of the presentation. Interested individuals can access the webcast link at www.pplweb.com/investors under Events and Presentations or access the live conference call via telephone at 1-888-346-8683. International participants should call 1-412-902-4270. Participants will need to enter the following "Elite Entry" number in order to join the conference: 9324531.

For those who are unable to listen to the live webcast, a replay with slides will be accessible at www.pplweb.com/investors for 90 days after the call.

PPL Corporation (NYSE: PPL), based in Allentown, Pennsylvania, is a leading U.S. energy company focused on providing electricity and natural gas safely, reliably and affordably to more than 3.5 million customers in the U.S. PPL’s high-performing, award-winning utilities are addressing energy challenges head-on by building smarter, more resilient and more dynamic power grids and advancing sustainable energy solutions. For more information, visit www.pplweb.com.

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Note to Editors: Visit our media website at www.pplnewsroom.com for additional news and background about PPL Corporation.